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                                                                      Exhibit 21

                                   FORM 10-K

                         Imtek Office Solutions, Inc.
                      (Formerly Spectrum Equities, Inc.)

                                  Exhibit 21

                      LIST OF SUBSIDIARIES OF THE COMPANY



Imtek Corporation